EXHIBIT 10.13

                                  MORTGAGE NOTE

$3,200,000.00                                                 January 14, 2004

     FOR VALUE RECEIVED, and without defalcation or setoff, Transnational Industries, Inc., a Delaware corporation, and Spitz, Inc., a Delaware corporation (individually, collectively, jointly and severally referred to as the "Maker"), with an address of P.O. Box 198, Route 1, Chadds Ford, Pennsylvania 19317 promises to pay to the order of FIRST KEYSTONE BANK ("Payee"), a federally chartered stock savings bank organized and existing under the laws of the United States of America, at Payee's office located at 22 West State Street, Media, Pennsylvania, 19063, the principal amount of Three Million Two Hundred Thousand ($3,200,000.00) Dollars, advanced pursuant to the terms, conditions, and provisions of a certain Loan Agreement dated even date herewith, by and between Maker and Payee (the "Loan Agreement"), together with interest on the outstanding principal balance of this Mortgage Note (the Note) from the date hereof at the rate of five and three quarter (5.750%) percent per annum, provided, however, effective January 14, 2006, and on that same day every thirty sixth (36th) month thereafter the rate of interest will adjust to a fixed per annum rate equal to the greater of (i) five and three quarter (5.750%) percent, or (ii) three hundred (300) basis points (3.00%) over the Three (3) Year Constant Maturity Treasury Rate, the said fixed rate to be set five (5) days prior to the effective date of the rate change; provided, however, that should the fifth day fall on a Saturday, Sunday or a bank holiday, the said fixed rate shall be set on the last day prior to such the fifth day for which a Three (3) Year Constant Maturity Treasury Rate is available. The rate of interest from time to time charged on the outstanding balance of this Note is hereinafter referred to as the Rate.

1. Payment. The principal amount of this Note shall be payable, together with interest thereon, in lawful money of the United States, in the following manner:

          (a) On January 1, 2004, a payment of interest only scheduled to accrue on the principal balance outstanding from the date hereof to January 31, 2004.

          (b) Commencing on the first day of March, 2004 and on the first day of each and every month thereafter, Maker shall pay to Payee the principal, together with interest accruing hereunder at the Rate, in arrears, in amortized, consecutive, and successive monthly installments sufficient to repay the principal balance of this Note, together with interest accruing thereon at the Rate, in full over a twenty (20) year amortization period (the "Amortization Period"), provided, however, interest on this Note shall be calculated on the basis of a three hundred sixty (360) day year, and charged for the actual number of days elapsed. Provided, however, Payee shall recalculate the amount of the monthly principal and interest installment due on this Note on the first day of the first month following the effective date of any change in the Rate. The recalculated monthly installment shall be equal to the monthly installment sufficient to repay the principal balance Maker is expected to owe as of the effective date of any change in the Rate, together with interest accruing thereon at the Rate, in full over the remaining portion of the original Amortization Period.

          (c) Notwithstanding the foregoing, and unless sooner paid, the entire outstanding principal amount of this Note, together with all interest accrued and not theretofore paid, and all other sums payable hereunder, shall be due and payable in full on January 13, 2024 (the "Maturity Date").

2. Security. The payment of this Note, and the performance by Maker of all of its obligations under the commitment letter dated December 19, 2003 (the "Commitment Letter"), and the Loan Agreement are secured by, among other things:

           (a) a certain Open-End Mortgage and Security Agreement, dated even date herewith (the Mortgage), secured upon certain real property premises currently occupied by Spitz, Inc., located at Route 1, Chadds Ford Township, Delaware County, Pennsylvania, being Folio No. 04-00-00034-02, and more specifically described on the metes and bounds legal description, attached to the Mortgage and labeled Exhibit A, and all improvements now or hereafter placed or made thereon and thereto (the Mortgage Premises), and creating a security interest under the Pennsylvania Uniform Commercial Code in all fixtures, equipment and other tangible personal property, including, but not limited to, all machinery, appliances, furnishings, tools and building materials now or hereafter acquired by Maker and installed or to be installed upon, or used or to be used in connection with, the Mortgaged Premises;

          (b) those certain UCC-1 Financing Statements, dated even date herewith, identifying Maker as Debtorand Payee as the Secured Party, securing Payee's interest in and to all fixtures, equipment and other tangible personal property, including, but not limited to, all machinery, appliances, furnishings, tools and building materials now or hereafter acquired by Maker and installed or to be installed upon, or used or to be used in connection with the Mortgaged Premises;


          (c) an Assignment of Rents, Profits and Leases, dated even date herewith, pursuant to which Spitz, Inc. has collaterally assigned to Payee all of its right, title and interest in and to all rents, profits and income arising from the Mortgaged Premises and from all leases now or hereafter in effect pertaining to all or any portion of the Mortgaged Premises, and;

          (d) a Collateral Assignment of Agreements Affecting Real Estate, dated even date herewith, pursuant to which Maker has collaterally assigned to Payee all of Maker's right, title and interest in and to all approvals, permits, contracts and warranties, now or hereafter in effect, pertaining to all or any portion of the Mortgaged Premises.

     All of the agreements, conditions, covenants and provisions contained in the Commitment Letter, the Loan Agreement, and the documents listed in clauses
(a) through (d) above (hereinafter referred to collectively as the "Loan Documents) are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. Maker covenants and agrees to keep and perform, or cause to be kept and performed, all such agreements, conditions, covenants and provisions, strictly in accordance with their terms.

3. Late Charge. Maker is obligated to make payments of interest or principal or both on the above specified due dates in accordance with the terms of this Note without defalcation or setoff and without notice or demand, and the failure to receive any notice or demand from Payee shall not be a defense to, or excuse for, the failure to make such payments on the due dates. If any installment of interest or principal or both, or any other payment required hereunder or under any of the Loan Documents is not paid within fifteen (15) days after the due date of such installment, or payment, a late charge equal to the greater of: (a) five percent (5.00%) of such overdue amount; or (b) seventy-five ($75.00) Dollars will be due and payable to Payee to cover the additional expense incident to such delinquency. This shall not be construed to obligate Payee to accept any overdue installment (i.e., any payment remaining unpaid for a period of five (5) days after written notice of failure to pay the same when due) nor to limit Payee's rights and remedies for Maker's default, as hereinafter set forth.

4. Default. Maker shall be in default hereunder upon the occurrence of any of the following events (an "Event of Default): (i) any installment of interest or principal and interest, or any other sum required hereunder, or any other payment required under any of the Loan Documents, remains unpaid for the period of five (5) days after written notice of failure to pay the same when due in accordance with the provisions hereof or under any of the Loan Documents; (ii) after the expiration of any applicable notice and cure periods, if any, the default by Maker under any of the Loan Documents; (iii) the institution by or against Maker of any bankruptcy, insolvency, reorganization, arrangement, debt adjustment, receivership, liquidation or dissolution proceeding which, if instituted against any such party, is consented to by such party or remains not dismissed or stayed for sixty (60) days; (iv) the adjudication of Maker as a bankrupt or the appointment of a trustee or receiver for all or any part of Maker's property; (v) the making by Maker of an assignment for the benefit of creditors; (vi) the admission by Maker of an inability to pay his/her/its or their debts as they become due; (vii) after the expiration of any applicable notice and cure periods, if any, the default by Maker or any affiliate, owner or subsidiary thereof, in making any payment for money owed or borrowed by Maker or any affiliate, owner or subsidiary thereof including, without limitation, the occurrence of an event of default under that certain Line Of Credit Agreement dated June 12, 1997 between Payee and Maker, amended by that certain Modification Agreement dated July 7, 2000, and further amended by that certain Second Modification Agreement dated July 18, 2002, respecting a Two Million ($2,000,000.00) Dollar commercial revolving line of credit; (viii) the untruth, in any respect regarded by Payee as material, of any warranty, representation, certification, financial statement or other information made or furnished by Maker in connection with the loan made by Payee to Maker pursuant to the Commitment Letter and the Loan Agreement; or (ix) the sale or transfer of any right, title, or interest, legal or equitable, in the Mortgaged Premises or any part or parcel thereof or a change of the majority of the members of the board of directors of Maker during any twelve (12) month period.

5. Remedies. Upon the occurrence of any Event of Default, the entire unpaid balance of principal (including any additional loans or advances and all other sums paid by Payee to or on behalf of Maker or added to the principal hereof pursuant to the terms of this Note or any of the Loan Documents), with all accrued interest thereon, together with an attorney's commission for collection of the greater of Five Thousand ($5,000.00) Dollars or five (5%) percent of the total indebtedness, and all other sums due and owing hereunder or under the Loan Documents, shall, at the option of Payee, become immediately due and payable without presentment, demand or further action of any kind, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue of any provision of this Note or otherwise obtained and any security given to secure the obligation evidenced by this Note may thereupon forthwith be enforced, and Payee may also recover all costs of suit and other expenses of collection involving, but not limited to, reasonable attorney's fees, the costs of title searches, the costs of eviction of any tenants and re-appraisals.

     The rights and remedies provided herein or in the Loan Documents shall be cumulative and concurrent and shall not be exclusive of any right or remedy provided by law, in equity or otherwise. Said rights and remedies may, at the sole discretion of Payee, be pursued singly, successively or together as often as occasion therefor shall arise, against Maker and/or the Mortgaged Premises or any other security for this Note, as applicable. No failure on the part of Payee to exercise any of such rights or remedies shall be deemed a waiver of any such rights or remedies or of any Event of Default hereunder.

     Upon the occurrence of an Event of Default, Payee shall have the right, but not the duty, to cure such default, in part or in its entirety, and all amounts expended or debts incurred by Payee, including reasonable attorneys' fees, shall be deemed to be advances to Maker, shall be added to the principal due under this Note, shall be secured by the security for this Note, and shall be payable by Maker to Payee upon demand with interest at the Default Rate (hereinafter defined).

6. Default Rate. Upon the occurrence of an Event of Default, interest shall continue to accrue thereafter at the default rate of the Rate plus five (5%) percent per annum (the Default Rate) until this Note, and all sums due hereunder, are paid in full, including the period following the entry of any judgment. Interest after the occurrence of an Event of Default at the Default Rate shall be calculated on the basis of a three hundred sixty (360) day year, but charged for the actual number of days elapsed.

7. WARRANT OF ATTORNEY. THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENTS AGAINST MAKER. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST MAKER, MAKER HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, AND UNCONDITIONALLY WAIVE(S) ANY AND ALL RIGHTS MAKER MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

     UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, MAKER, WITHOUT FURTHER CONSENT OR NOTICE, DOES HEREBY IRREVOCABLY AND UNCONDITIONALLY AUTHORIZE AND EMPOWER ANY ATTORNEY OF THE PROTHONOTARY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR MAKER IN ANY SUCH COURT, AND WITH OR WITHOUT A COMPLAINT OR DECLARATION FILED, IN AN APPROPRIATE ACTION BROUGHT AGAINST MAKER ON THIS NOTE, TO ENTER AND CONFESS JUDGMENT AGAINST MAKER IN FAVOR OF PAYEE OR ITS SUCCESSORS AND ASSIGNS, FOR ALL OR ANY PORTION OF THE ENTIRE AMOUNT DUE TO PAYEE UPON SUCH EVENT OF DEFAULT AS PROVIDED HEREIN, TOGETHER WITH COSTS OF SUIT AND ATTORNEYS' COMMISSION IN AN AMOUNT EQUAL TO FIVE (5%) PERCENT

OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THIS NOTE, BUT IN NO EVENT LESS THAN FIVE THOUSAND ($5,000.00) DOLLARS; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY HEREIN GRANTED TO APPEAR, ENTER AND CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY ONE OR MORE EXERCISE THEREOF OR BY ANY DEFECTIVE EXERCISE THEREOF, BUT SHALL CONTINUE AND BE EXERCISABLE FROM TIME TO TIME UNTIL THE FULL PAYMENT OF ALL AMOUNTS DUE FROM MAKER TO PAYEE HEREUNDER AND UNDER THE LOAN DOCUMENTS IS MADE. THE FOREGOING RIGHT AND REMEDY IS IN ADDITION TO AND NOT IN LIEU OF ANY OTHER RIGHT OR REMEDY AVAILABLE TO PAYEE UNDER THIS NOTE OR OTHERWISE.

     MAKER ACKNOWLEDGES HAVING HAD THE ASSISTANCE OF LEGAL COUNSEL OR THE OPPORTUNITY TO RETAIN LEGAL COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE FOR THE PURPOSE OF EXPLAINING THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENT HAVE BEEN EITHER FULLY EXPLAINED TO MAKER BY SUCH COUNSEL OR FULLY UNDERSTOOD BY MAKER WITHOUT RELIANCE ON PAYEE IF MAKER HAS ELECTED NOT TO BE REPRESENTED BY LEGAL COUNSEL AND AS EVIDENCE OF SUCH FACT SIGNS HIS/HER/THEIR/ITS INITIALS.

                          /s/ PLD                            /s/ JAS
                    (Initials of Maker)                (Initials of Maker)

     Maker hereby waives the benefit of any laws now or hereafter enacted providing for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment, or valuation or appraisement of all or any part of the Mortgaged Premises or any other security for this Note, exempting all or any part of the Mortgaged Premises, any other security for this Note or any other property of Maker from attachment, levy or sale upon any such execution or conflicting with any provision of this Note or any of the Loan Documents. Maker waives and releases Payee and said attorney or attorneys from all errors, defects and imperfections whatsoever in confessing any such judgment or in any proceedings relating thereto or instituted by Payee hereunder or under any of the Loan Documents. Maker hereby agrees that any property that may be levied upon pursuant to a judgment obtained under this Note may be sold upon any execution thereon in whole or in part, and in any manner and order that Payee, in its sole discretion may elect.

8. Prepayment. Upon giving Payee at least thirty (30) days prior written notice, Maker may prepay all or any portion of the outstanding principal balance of this Note by paying, in addition to (i) the prepaid principal amount, (ii) all accrued and unpaid interest to the date of prepayment, and (iii) all other amounts due under this Note, a prepayment premium ("Prepayment Premium) equal to the greater of:

     (a) the product obtained multiplying (1) the difference between the then Rate and the yield rate of that U.S. Treasury Note the due date of which is closest to (either before, after or on) the end of the current three (3) year fixed rate period of this Note (the Period End
          Date) (however, if the period between the Period End Date and the due date exceeds six(6) months, the average of the yield rates of the two U.S. Treasury Notes with due dates next preceding and following the Period End Date shall be used to compute such difference; and if there are two or more U.S. Treasury Notes with the same due dates, that one with a whole yield rate closest to the Rate shall be used to compute such difference) as reported in the Wall Street Journal or similar publication on the fifth (5th) business day preceding the prepayment date, and (2) the number of whole and fractional years remaining between the prepayment date and the Period End Date, and (3) the prepaid principal amount; or

     (b)  one (1%) percent of the prepaid principal amount.

     Prepayment shall mean any event whereby the indebtedness  evidenced by this
Note is paid in advance of the payment schedule or fully satisfied prior to the Maturity Date in any manner, whether voluntary or involuntary, including without limitation any payment after default, any payment after the Maturity Date is accelerated, or any payment under court order or bankruptcy proceeding. Payee shall not be required to accept ay prepayment if it does not include payment of the required Prepayment Premium. Notwithstanding anything herein to the contrary, Maker may during each calendar year, upon giving Payee thirty (30) days prior written notice, prepay, in the aggregate, an amount equal to or less than ten (10%) percent of the outstanding principal balance of the indebtedness evidenced by this Note determined as of January 1 of each calendar year without liability for the payment of any Prepayment Premium.

     Notwithstanding the foregoing, no Prepayment Premium will be due and payable (i) in the event of the receipt and retention by the Payee of proceeds from any casualty loss or condemnation (ii) during the last 120 days of any three (3) year term of this Note or (iii) as a result of the sale of all or a portion of the Mortgaged Premises to an unaffiliated third party in an arms length transaction.

     All prepayments shall first be applied to the Prepayment Premium, then on account of interest accrued hereunder and other sums due hereunder other than principal, with the balance applied to principal. No partial prepayment shall postpone or interrupt payments of interest or the payment of the remaining principal balance, all of which shall continue to be due and payable at the times and in the manner set forth above.

9. Waiver. The Maker and all other endorsers, sureties and guarantors hereby jointly and severally waive presentment and demand for payment, notice of demand, notice of default (except as required in this Note), notice of dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and also waive notice of the exercise of any options on the part of Payee hereunder.

     The granting, with or without notice, of any extension or extensions of time for payment of any sum or sums due hereunder, or under any of the Loan

Documents, or for the performance of any covenant, provision, condition or agreement contained herein or therein, or the granting of any other indulgence, or the taking or releasing or subordinating of any security for the indebtedness evidenced hereby, or any other modification or amendment of this Note or any of the Loan Documents, will in no way release or discharge the liability of Maker, whether or not granted or done with the knowledge or consent of Maker.

     Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder, under any of the Loan Documents, at law or in equity, unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver as to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

10. Joint and Several Liability. The obligations and liabilities hereunder of the persons or entities referred to as "Maker" shall be joint and several.

11. Notice. Regular monthly payment invoices and notice of any change in the monthly installment of principal and interest due under this Note shall be sent by regular mail, postage prepaid, to the address of Maker set forth above. All other notices and other communications required or given under this Note shall be given in the manner and to the addresses set forth in the Loan Agreement

12. Miscellaneous. Notwithstanding any other provision contained herein, if, at any time, the Rate or the Default Rate shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by any applicable laws, then, for such time as the Rate or the Default Rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permitted under such laws. Any amounts theretofore received by Payee hereunder in excess of the maximum rate of interest so permitted shall be applied by Payee in reduction of the outstanding principal balance of this Note, or if this Note shall have theretofore been paid in full, the amount of such excess shall promptly be returned by Payee to Maker.

     In the event any portion of this Note shall be declared by any court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severable from this Note, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid or unenforceable portion was never part of this Note.

     The obligations of Maker hereunder shall be binding on the successors and assigns of Maker, and the benefits of this Note shall inure to Payee, its successors and assigns and to any holder of this Note.

     Each and every person or entity signing this Note as an endorser binds himself, herself or itself as principal not as surety, and agrees to be bound by and comply with all of the terms, conditions and provisions of this Note.

     Nothing herein contained or contained in any of the Loan Documents shall be construed to create a partnership or joint venture between Payee and Maker, or to render Payee in any way responsible for the debts or losses of Maker.

     This Note, and all issues arising hereunder, shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

     MAKER AND PAYEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE, ANY OTHER DOCUMENT OR INSTRUMENT RELATING HERETO OR THERETO, ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE MAKER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE TO MAKE THE LOAN EVIDENCED BY THIS NOTE.





         [THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and sealed this 14th day of January, 2004.

WITNESSES:                            MAKER:

                                      SPITZ, INC.
/s/ Maria Pantano Bucci
/s/ Donn L. Guthrie
   WITNESS AS TO ALL
                                   BY:    /s/ Jonathan Shaw             (SEAL)
                                       ------------------------------


                               ATTEST:    /s/ Paul Dailey                (SEAL)
                                       ------------------------------


                                      TRANSNATIONAL INDUSTRIES, INC.



                                   BY:      /s/ Jonathan Shaw            (SEAL)
                                       -------------------------------


                                ATTEST:       /s/ Paul Dailey            (SEAL)
                                       -------------------------------